UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2019

ScanSource, Inc.

(Exact name of Registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common stock, no par value	SCSC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Second Amended and Restated Credit Agreement

On April 30, 2019, ScanSource, Inc. entered into an expanded and extended credit facility that includes (i) a five-year, $350 million multicurrency senior secured revolving credit facility and (ii) a five-year $150 million senior secured term loan facility. The former credit facility provided $400 million of revolving capacity and was scheduled to expire on April 3, 2022.

In addition, pursuant to an “accordion feature,” the Company may increase its borrowings by up to an additional $250 million, for a total of up to $750 million, subject to obtaining additional credit commitments from the lenders participating in the increase.

Loans denominated in U.S. dollars, other than swingline loans, shall bear interest at a rate per annum equal to, at the Company’s option, (i) the adjusted LIBOR rate plus an additional margin ranging from 1.00% to 1.75%, depending upon the Borrowers’ ratio of (A) total debt less up to $15 million of unrestricted domestic cash to (B) trailing four-quarter EBITDA measured as of the end of the most recent year or quarter, as applicable, for which financial statements have been delivered to the Lenders (the “leverage ratio”); or (ii) the alternate base rate plus an additional margin ranging from 0% to 0.75%, depending upon the Company’s leverage ratio, plus, if applicable, certain mandatory costs. Loans denominated in foreign currencies shall bear interest at a rate per annum equal to the adjusted LIBOR rate plus an additional margin ranging from 1.00% to 1.75%, depending upon the Company’s leverage ratio, plus, if applicable, certain mandatory costs. All swingline loans denominated in U.S. dollars shall bear interest based upon the adjusted LIBOR rate for a one-month interest period, floating daily, plus an additional margin ranging from 1.00% to 1.75%, depending upon the Company’s leverage ratio, or such other rate as the Company and the applicable swingline lender may agree. The New Credit Agreement contains customary yield protection provisions.

The New Credit Agreement includes customary representations, warranties, and affirmative and negative covenants, including financial covenants. Specifically, the Company’s leverage ratio must be less than or equal to 3.50 to 1.00 at all times. In addition, the Company’s Interest Coverage Ratio (as such term is defined in the New Credit Agreement) must be at least 3.00:1.00 as of the end of each fiscal quarter. In the event of a default, customary remedies are available to the Lenders, including acceleration and increased interest rates.

The foregoing description is qualified by reference to the Second Amended and Restated Credit Agreement, dated April 30, 2019, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference (the “New Credit Agreement”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2019	SCANSOURCE, INC.

	By:	/s/ Gerald Lyons
Name: Gerald Lyons
Its: Executive Vice President and Chief Financial Officer